Exhibit 99.1

Cheniere Energy, Inc. News Release

Cheniere Energy, Inc. Makes Offer to Acquire Cheniere Energy Partners LP Holdings, LLC

Houston, Texas – September 30, 2016 – Cheniere Energy, Inc. (“Cheniere”) (NYSE MKT: LNG) announced today that it has submitted a proposal to the board of directors of Cheniere Energy Partners LP Holdings, LLC (“Cheniere Partners Holdings”) (NYSE MKT: CQH) to acquire the publicly held shares of Cheniere Partners Holdings not already owned by Cheniere in a stock for stock exchange. Subject to negotiation and execution of a definitive agreement, Cheniere is proposing consideration of 0.5049 Cheniere shares for each outstanding publicly-held share of Cheniere Partners Holdings as part of a transaction that would be structured as a merger of Cheniere Partners Holdings with a wholly-owned subsidiary of Cheniere. The proposed consideration represents a value of $21.90 per common share of Cheniere Partners Holdings, or a premium of approximately 3.0% over the closing price of Cheniere Partners Holdings’ shares, based on the closing prices of Cheniere Partners Holdings’ shares and of Cheniere’s shares as of September 29, 2016, or a premium of approximately 7.0% over the 30-trading day average CQH / LNG exchange ratio as of September 29, 2016.

“We believe the proposed transaction is attractive to investors in Cheniere Partners Holdings who, as new LNG shareholders, would have the opportunity to participate in the future success of the entire Cheniere complex,” said Jack A. Fusco, President and Chief Executive Officer of Cheniere. “In addition, shareholders of Cheniere Partners Holdings would receive an attractive premium over its recent trading levels and a significant increase in the trading liquidity of their investment.”

The proposed transaction is subject to the negotiation and execution of a definitive agreement and approval of such definitive agreement and transactions contemplated thereunder by the board of directors of Cheniere, the board of directors of Cheniere Partners Holdings and a conflicts committee established by the board of directors of Cheniere Partners Holdings, and the consummation of the proposed transaction would be subject to customary closing conditions. There can be no assurance that any such approvals will be forthcoming, that a definitive agreement will be executed or that any transaction will be consummated.

About Cheniere

Cheniere Energy, Inc., a Houston-based energy company primarily engaged in LNG-related businesses, owns and operates the Sabine Pass LNG terminal in Louisiana. Directly and through its subsidiary, Cheniere Energy Partners, L.P., Cheniere is developing, constructing, and operating liquefaction projects near Corpus Christi, Texas and at the Sabine Pass LNG terminal, respectively. Cheniere is also exploring a limited number of opportunities directly related to its existing LNG business.

For additional information, please refer to the Cheniere website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the Securities and Exchange Commission.

Cheniere Energy, Inc. News Release

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In particular, statements using words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology generally involve forward-looking statements. The forward-looking statements contained herein (including statements regarding the proposed transaction and its effects, benefits and costs, savings, opinions, forecasts, projections, expected timetable for completion, expected distribution, and any other statements regarding Cheniere Partners Holdings’ and Cheniere’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not statements of historical fact) are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe that such estimates are reasonable, they are inherently uncertain and involve a number of risks and uncertainties beyond our control. In addition, assumptions may prove to be inaccurate. We caution that the forward-looking statements contained herein are not guarantees of future performance and that such statements may not be realized or the forward-looking statements or events may not occur. Actual results may differ materially from those anticipated or implied in forward-looking statements as a result of numerous factors, including, but not limited to, the negotiation and execution, and the terms and conditions, of a definitive agreement relating to the proposed transaction and the ability of Cheniere or Cheniere Partners Holdings to enter into or consummate such an agreement; the risk that the proposed merger does not occur; negative effects from the pendency of the proposed merger; the ability to realize expected cost savings and benefits; failure to obtain the required vote of Cheniere Partners Holdings’ shareholders; the timing to consummate the proposed transaction; the impact of regulatory changes; and other factors affecting future results disclosed in Cheniere’s and Cheniere Partners Holdings’ respective filings with the SEC (available at the SEC’s website at www.sec.gov), including but not limited to those discussed under Item 1A, “Risk Factors”, in Cheniere’s Annual Report on Form 10-K for the year ended December 31, 2015 and Cheniere Partners Holdings’ Annual Report on Form 10-K for the year ended December 31, 2015. These forward-looking statements speak only as of the date made, and other than as required by law, we undertake no obligation to update or revise any forward-looking statement or provide reasons why actual results may differ, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of a proxy or of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed transaction between Cheniere and Cheniere Partners Holdings. In the event that the parties enter into a definitive agreement with respect to the proposed transaction, the parties intend to file a registration statement on Form S-4, containing a proxy statement/prospectus (the “S-4”) with the SEC. This communication is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that Cheniere or Cheniere Partners Holdings may file with the SEC or send to shareholders in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS OF CHENIERE PARTNERS HOLDINGS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS IF AND WHEN FILED, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Cheniere Energy, Inc. News Release

When available, investors and security holders will be able to obtain copies of the S-4, including the proxy statement/prospectus and any other documents that may be filed with the SEC in the event that the parties enter into a definitive agreement with respect to the proposed transaction free of charge at the SEC’s website at http://www.sec.gov. Copies of documents filed with the SEC by Cheniere will also be made available free of charge on Cheniere’s website at www.cheniere.com. Copies of documents filed with the SEC by Cheniere Partners Holdings will also be made available free of charge on Cheniere Partners Holdings’ website at www.cheniere.com.

Participants in the Solicitation

Cheniere, Cheniere Partners Holdings and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies from Cheniere Partners Holdings’ shareholders with respect to the proposed transaction. Information about Cheniere Partners Holdings’ directors and executive officers is set forth in Cheniere Partners Holdings’ 2015 annual report on Form 10-K, which was filed with the SEC on February 19, 2016, and in Cheniere Partners’ Holdings current reports on Form 8-K, which were filed with the SEC on May 12, 2016, June 6, 2016, and September 19, 2016. Information about Cheniere’s directors and executive officers is set forth in Cheniere’s proxy statement for its 2016 Annual Meeting of Shareholders, which was filed with the SEC on April 21, 2016, and in Cheniere’s current reports on Form 8-K, which were filed with the SEC on May 12, 2016, June 6, 2016, and September 19, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction if and when they become available. Investors should read the proxy statement/prospectus carefully if and when it becomes available before making any voting or investment decisions.

CONTACTS:

Investors: Randy Bhatia: 713-375-5479

Media: Faith Parker: 713-375-5663